Exhibit 10.31

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of August 23, 2022, is by and among Tumim Stone Capital LLC, a Delaware limited liability company (the “Investor”), LMF Acquisition Opportunities, Inc., a Delaware blank check company established for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses (“LMFAO”), and SeaStar Medical, Inc., a Delaware corporation (“SeaStar Medical”).

RECITALS

A. On April 21, 2022, LMFAO, LMF Merger Sub, Inc., a Delaware corporation and direct, wholly owned subsidiary of LMFAO (“Merger Sub”), and SeaStar Medical entered into that certain Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”), pursuant to which, among other things, Merger Sub will merge with and into SeaStar Medical (the “Merger”), with SeaStar Medical surviving the Merger as a wholly owned subsidiary of LMFAO (the Merger and each of the other transactions to be completed as a part of or at the same time as the Merger pursuant to the Merger Agreement, collectively, are referred to herein as the “Business Combination”).

B. Upon the closing of the Business Combination (the “Business Combination Closing”), among other things, (i) LMFAO will change its name to “SeaStar Medical Holding Corporation” and, therefore, all references in this Agreement to the “Company” shall mean “SeaStar Medical Holding Corporation, a Delaware corporation” from and after the Business Combination Closing, (ii) the Company shall be subject to the reporting requirements of the Exchange Act under Section 13(a) or Section 15(d) of the Exchange Act, (iii) the Company’s common stock, par value $0.0001 per share (“Common Stock”), shall be registered under the Exchange Act pursuant to Section 12(b) of the Exchange Act, (iv) the Common Stock shall be listed and traded on the Trading Market under the symbol “ICU”, and (v) the Common Stock may be issued by the Company and transferred electronically to third parties via DTC through its Deposit/Withdrawal at Custodian delivery system.

C. Each of LMFAO, SeaStar Medical and the Investor are entering into a Common Stock Purchase Agreement on the date hereof and prior to the Business Combination Closing, which Purchase Agreement (as it may be amended at or prior to the Closing, the “Purchase Agreement”) provides that the Company shall issue to the Investor the Commitment Shares (as defined in the Purchase Agreement), and the Company may, from time to time in its sole discretion, issue and sell to the Investor up to the lesser of (i) $100,000,000 in aggregate gross purchase price of newly issued shares of Common Stock, and (ii) the Exchange Cap (to the extent applicable under Section 3.3 of the Purchase Agreement), as provided for therein, with the effectiveness of the Purchase Agreement delayed until the Business Combination Closing shall have occurred pursuant to the Merger Agreement and the Closing under the Purchase Agreement, as it may be amended at or prior to the Closing, shall have occurred on the Closing Date as set forth in Section 2.2 of the Purchase Agreement and subject to the satisfaction of the conditions set forth in Section 7.1 of the Purchase Agreement, it being acknowledged and agreed by each of LMFAO, SeaStar Medical and the Investor that the Purchase Agreement shall be of no force or effect prior to the Closing on the Closing Date (and as it may be amended at or prior to the Closing Date).

D. In consideration for the Investor entering into the Purchase Agreement, and to induce the Investor to execute and deliver the Purchase Agreement on the date hereof and prior to the Business Combination Closing, LMFAO, SeaStar Medical and the Investor desire to concurrently enter into this Agreement on the date hereof and prior to the Business Combination Closing, which shall become effective concurrently with the effectiveness of the Purchase Agreement, as it may be amended thereunder, at the Closing on the Closing Date (it being acknowledged and agreed by each of LMFAO, SeaStar Medical and the Investor that, as with the Purchase Agreement (as it may be amended at or prior to the Closing), this Agreement shall be of no force or effect prior to the Closing on the Closing Date) in accordance with Section 2(g) of this Agreement, and pursuant to which the Company shall register the resale of the Registrable Securities (as defined herein) and provide the Investor with certain registration rights with respect to the Registrable Securities, as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein and in the Purchase Agreement (as it may be amended at or prior to the Closing), and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the Company and the Investor hereby agree as follows:

1. Definitions.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

(a) “Agreement” shall have the meaning assigned to such term in the preamble of this Agreement.

(b) “Allowable Grace Period” shall have the meaning assigned to such term in Section 3(p).

(c) “Blue Sky Filing” shall have the meaning assigned to such term in Section 6(a).

(d) “Business Combination” shall have the meaning assigned to such term in the recitals of this Agreement.

(e) “Business Combination Closing” shall have the meaning assigned to such term in the recitals of this Agreement.

(f) “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(g) “Claims” shall have the meaning assigned to such term in Section 6(a).

(h) “Commission” means the U.S. Securities and Exchange Commission or any successor entity.

(i) “Common Stock” shall have the meaning assigned to such term in the recitals to this Agreement.

(j) “Company” shall have the meaning assigned to such term in the recitals to this Agreement.

(k) “Company Party” shall have the meaning assigned to such term in Section 6(b).

(l) “Effective Date” means the date that the applicable Registration Statement has been declared effective by the Commission.

(m) “Effectiveness Deadline” means (i) with respect to the Initial Registration Statement required to be filed to pursuant to Section 2(a), the earlier of (A) the ninetieth (90th) calendar day immediately after date on which the Initial Registration Statement is initially filed with the Commission, if the Initial Registration Statement is subject to review by the Commission, and (B) if the Company is notified (orally or in writing) by the Commission that the Initial Registration Statement will not be reviewed by the Commission, the fifth (5th) calendar day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Initial Registration Statement will not be reviewed by the Commission, and (ii) with respect to any New Registration Statements that may be required to be filed by the Company pursuant to this Agreement, the earlier of (A) the sixtieth (60th) calendar day immediately after the Filing Deadline with respect to such New Registration Statement, if such New Registration Statement is subject to review by the Commission, and (B) if the Company is notified (orally or in writing) by the Commission that such New Registration Statement will not be reviewed by the Commission, the fifth (5th) calendar day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that such New Registration Statement will not be reviewed by the Commission.

(n) “Filing Deadline” means (i) with respect to the Initial Registration Statement required to be filed to pursuant to Section 2(a), the thirtieth (30th) calendar day after the Closing Date (as defined in the Purchase Agreement) and (ii) with respect to any New Registration Statements that may be required to be filed by the Company pursuant to this Agreement, the thirtieth (30th) calendar day following the sale of substantially all of the Registrable Securities included in the Initial Registration Statement or the most recent prior New Registration Statement, as applicable, or such other date as permitted by the Commission.

(o) “Indemnified Damages” shall have the meaning assigned to such term in Section 6(a).

(p) “Indemnified Party” shall have meaning assigned to such term in Section 6(c).

(q) “Indemnifying Party” shall have the meaning assigned to such term in Section 6(c).

(r) “Initial Registration Statement” shall have the meaning assigned to such term in Section 2(a).

(s) “Investor” shall have the meaning assigned to such term in the preamble of this Agreement.

(t) “Investor Party” and “Investor Parties” shall have the meaning assigned to such terms in Section 6(a).

(u) “Legal Counsel” shall have the meaning assigned to such term in Section 2(b).

(v) “LMFAO” shall have the meaning assigned to such term in the preamble of this Agreement.

(w) “Merger” shall have the meaning assigned to such term in the recitals to this Agreement.

(x) “Merger Agreement” shall have the meaning assigned to such term in the recitals to this Agreement.

(y) “Merger Sub” shall have the meaning assigned to such term in the recitals to this Agreement.

(z) “New Registration Statement” shall have the meaning assigned to such term in Section 2(c).

(aa) “Person” means any person or entity, whether a natural person, trustee, corporation, partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority.

(bb) “Prospectus” means the prospectus in the form included in a Registration Statement, as supplemented from time to time by any Prospectus Supplement, including the documents incorporated by reference therein.

(cc) “Prospectus Supplement” means any prospectus supplement to a Prospectus filed with the Commission from time to time pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein.

(dd) “Purchase Agreement” shall have the meaning assigned to such term in the recitals to this Agreement. For the avoidance of doubt, the term “Purchase Agreement” shall include any and all amendments thereto that may be effected by the parties thereto pursuant to Section 10.6 thereof.

(ee) “register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements in compliance with the Securities Act and pursuant to Rule 415 and the declaration of effectiveness of such Registration Statement(s) by the Commission.

(ff) “Registrable Securities” means all of (i) the Shares, (ii) the Commitment Shares, and (iii) any capital stock of the Company issued or issuable with respect to such Shares or Commitment Shares, including, without limitation, (1) as a result of any stock split, stock dividend, recapitalization, exchange or similar event and (2) shares of capital stock of the Company into which the shares of Common Stock are converted or exchanged and shares of capital stock of a successor entity into which the shares of Common Stock are converted or exchanged.

(gg) “Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act covering the resale by the Investor of Registrable Securities, as such registration statement or registration statements may be amended and supplemented from time to time, including all documents filed as part thereof or incorporated by reference therein.

(hh) “Registration Period” shall have the meaning assigned to such term in Section 3(a).

(ii) “Rule 144” means Rule 144 promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any other similar or successor rule or regulation of the Commission that may at any time permit the Investor to sell securities of the Company to the public without registration.

(jj) “Rule 415” means Rule 415 promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any other similar or successor rule or regulation of the Commission providing for offering securities on a delayed or continuous basis.

(kk) “SeaStar Medical” shall have the meaning assigned to such term in the preamble of this Agreement.

(ll) “Staff” shall have the meaning assigned to such term in Section 2(c).

(mm) “Violations” shall have the meaning assigned to such term in Section 6(a).

2. Registration.

(a) Mandatory Registration. The Company shall prepare and, as soon as practicable, but in no event later than the Filing Deadline, file with the Commission an initial Registration Statement on Form S-1 (or any successor form) covering the resale by the Investor of (i) all of the Commitment Shares and (ii) the maximum number of additional Registrable Securities as shall be permitted to be included thereon in accordance with applicable Commission rules, regulations and interpretations so as to permit the resale of such Registrable Securities by the Investor under Rule 415 under the Securities Act at then prevailing market prices (and not fixed prices) (the “Initial Registration Statement”). The Initial Registration Statement shall contain the “Selling Stockholder” and “Plan of Distribution” sections in substantially the form attached hereto as Exhibit B. The Company shall use its commercially reasonable efforts to have the Initial Registration Statement declared effective by the Commission as soon as reasonably practicable, but in no event later than the applicable Effectiveness Deadline.

(b) Legal Counsel. Subject to Section 5 hereof, the Investor shall have the right to select one legal counsel to review, solely on the Investor’s behalf, each Registration Statement filed with the Commission pursuant to this Section 2 (“Legal Counsel”), which shall be Dorsey & Whitney LLP, or such other counsel as thereafter designated by the Investor. Except as provided under Section 10.1(i) of the Purchase Agreement, the Company shall have no obligation to reimburse the Investor for any legal fees and expenses of the Legal Counsel incurred in connection with the transactions contemplated hereby.

(c) Sufficient Number of Shares Registered. If at any time all Registrable Securities are not covered by the Initial Registration Statement filed pursuant to Section 2(a) as a result of Section 2(e) or otherwise, the Company shall use its commercially reasonable efforts to file with the Commission one or more additional Registration Statements so as to cover all of the Registrable Securities not covered by the Initial Registration Statement, in each case, as soon as practicable (taking into account any position of the staff of the Commission (“Staff”) with respect to the date on which the Staff will permit such additional Registration Statement(s) to be filed with the Commission and the rules and regulations of the Commission) (each such additional Registration Statement, a “New Registration Statement”), but in no event later than the applicable Filing Deadline for such New Registration Statement(s). The Company shall use its commercially reasonable efforts to cause each such New Registration Statement to become effective as soon as practicable following the filing thereof with the Commission, but in no event later than the applicable Effectiveness Deadline for such New Registration Statement.

(d) No Inclusion of Other Securities. In no event shall the Company include any securities other than Registrable Securities on any Registration Statement pursuant to Section 2(a) or Section 2(c).

(e) Offering. If the Staff or the Commission seeks to characterize any offering pursuant to a Registration Statement filed pursuant to this Agreement as constituting an offering of securities that does not permit such Registration Statement to become effective and be used for resales by the Investor on a delayed or continuous basis under Rule 415 at then-prevailing market prices (and not fixed prices), or if after the filing of any Registration Statement pursuant to Section 2(a) or Section 2(c) hereof, the Company is otherwise required by the Staff or the Commission to reduce the number of Registrable Securities included in such Registration Statement, then the Company shall reduce the number of Registrable Securities to be included in such Registration Statement (after consultation with the Investor and Legal Counsel as to the specific Registrable Securities to be removed therefrom) until such time as the Staff and the Commission shall so permit such Registration Statement to become effective and be used as aforesaid. Notwithstanding anything in this Agreement to the contrary, if after giving effect to the actions referred to in the immediately preceding sentence, the Staff or the Commission does not permit such Registration Statement to become effective and be used for resales by the Investor on a delayed or continuous basis under Rule 415 at then-prevailing market prices (and not fixed prices), the Company shall not request acceleration of the Effective Date of such Registration Statement, the Company shall promptly (but in no event later than 48 hours) request the withdrawal of such Registration Statement pursuant to Rule 477 under the Securities Act, and the Effectiveness Deadline shall automatically be deemed to have elapsed with respect to such Registration Statement at such time as the Staff or the Commission has made a final and non-appealable determination that the Commission will not permit such Registration Statement to be so utilized (unless prior to such time the Company has received assurances from the Staff or the Commission that a New Registration Statement filed by the Company with the Commission promptly thereafter may be so utilized). In the event of any reduction in Registrable Securities pursuant to this paragraph, the Company shall use its commercially reasonable efforts to file one or more New Registration Statements with the Commission in accordance with Section 2(c) hereof until such time as all

Registrable Securities have been included in Registration Statements that have been declared effective and the Prospectuses contained therein are available for use by the Investor. Notwithstanding any provision herein or in the Purchase Agreement to the contrary, the Company’s obligations to register Registrable Securities (and any related conditions to the Investor’s obligations) shall be qualified as necessary to comport with any requirement of the Staff of the Commission as addressed in this Section 2(e).

(f) Statutory Underwriter Status. The Investor acknowledges that it will be disclosed as an “underwriter” and a “selling stockholder” in each Registration Statement and in any Prospectus contained therein to the extent required by applicable law and to the extent the Prospectus is related to the resale of Registrable Securities by the Investor.

(g) Effectiveness. This Agreement shall become effective concurrently with the effectiveness of the Purchase Agreement (as it may be amended thereunder) at the Closing on the Closing Date as set forth in Section 2.2 of the Purchase Agreement (as so amended) and subject to the satisfaction of the conditions set forth in Section 7.1 of the Purchase Agreement (as so amended), it being acknowledged and agreed by each of LMFAO, SeaStar Medical and the Investor that this Agreement shall be of no force or effect prior to the Closing on the Closing Date.

3. Related Obligations.

The Company shall use its commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof, and, pursuant thereto, the Company shall have the following obligations:

(a) The Company shall promptly prepare and file with the Commission the Initial Registration Statement pursuant to Section 2(a) hereof and one or more New Registration Statements pursuant to Section 2(c) hereof with respect to the Registrable Securities, but in no event later than the applicable Filing Deadline therefor, and the Company shall use its commercially reasonable efforts to cause each such Registration Statement to become effective by the applicable Effectiveness Deadline. Subject to Allowable Grace Periods, the Company shall use commercially reasonable efforts to keep each Registration Statement effective (and the Prospectus contained therein available for use) pursuant to Rule 415 for resales by the Investor on a continuous basis at then-prevailing market prices (and not fixed prices) at all times until the earliest of (i) the date on which the Investor shall have sold all of the Registrable Securities covered by such Registration Statement, (ii) the date that is 180 days after the effective date of the termination of the Purchase Agreement in accordance with Article VIII of the Purchase Agreement, if as of such effective date the Investor holds any Registrable Securities, and (iii) the effective date of the termination of the Purchase Agreement in accordance with Article VIII of the Purchase Agreement, if as of such effective date the Investor holds no Registrable Securities (the “Registration Period”).

(b) Subject to Section 3(p) of this Agreement, the Company shall use its commercially reasonable efforts to prepare and file with the Commission such amendments (including, without limitation, post-effective amendments) and supplements to each Registration Statement and the Prospectus used in connection with each such Registration Statement, which Prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep each such Registration Statement effective (and the Prospectus contained therein current and available for use) at all times during the Registration Period for such Registration Statement, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the Investor as set forth in such Registration Statement. Without limiting the generality of the foregoing, the Company covenants and agrees that (i) at or before 5:30 p.m. (New York City time) on the Trading Day immediately following the Effective Date of the Initial Registration Statement and any New Registration Statement (or any post-effective amendment thereto), the Company shall file with the Commission in accordance with Rule 424(b) under the Securities Act the final Prospectus to be used in connection with sales pursuant to such Registration Statement (or post-effective amendment thereto), and (ii) if the transactions contemplated by any VWAP Purchase are material to the Company (individually or collectively with all other prior VWAP Purchases, the consummation of which have not previously been reported in any Prospectus Supplement filed with the Commission under Rule 424(b) under the Securities Act or in any report, statement or other document filed by the Company with the Commission under the Exchange Act), or if otherwise required under the Securities Act (or the interpretations of the Commission thereof), in each case as reasonably determined by the Company, then, at or before 9:00 a.m. (New York City time) on the first (1st) Trading Day of the applicable VWAP Purchase Valuation Period for such VWAP Purchase, the Company shall file with the Commission a Prospectus Supplement pursuant to Rule 424(b) under the Securities Act with respect to the applicable VWAP Purchase(s), disclosing the total number of Shares that are to be (and, if applicable, have been) issued and sold to the Investor pursuant to such VWAP Purchase(s), the total purchase price for the Shares subject to such VWAP Purchase(s), the applicable purchases price(s) for such Shares and the net proceeds that are to be (and, if applicable, have been) received by the Company from the sale of such Shares. To the extent not previously disclosed in the Prospectus or a Prospectus Supplement, the Company shall disclose in its Quarterly Reports on Form 10-Q and in its Annual Reports on Form 10-K the information described in the immediately preceding sentence relating to all VWAP Purchase(s) consummated during the relevant fiscal quarter and shall file such Quarterly Reports and Annual Reports with the Commission within the applicable time period prescribed for such report under the Exchange Act. In the case of amendments and supplements to any Registration Statement on Form S-1 or Prospectus related thereto which are required to be filed pursuant to this Agreement (including, without limitation, pursuant to this Section 3(b)) by reason of the Company filing a report on Form 8-K, Form 10-Q or Form 10-K or any analogous report under the Exchange Act, the Company shall have incorporated such report by reference into such Registration Statement and Prospectus, if applicable, or shall file such amendments or supplements to the Registration Statement or Prospectus with the Commission on the same day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement or Prospectus, for the purpose of including or incorporating such report into such Registration Statement and Prospectus. The Company consents to the use of the Prospectus (including, without limitation, any supplement thereto) included in each Registration Statement in accordance with the provisions of the Securities Act and with the securities or “Blue Sky” laws of the jurisdictions in which the Registrable Securities may be sold by the Investor, in connection with the resale of the Registrable Securities and for such period of time thereafter as such Prospectus (including, without limitation, any supplement thereto) (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required by the Securities Act to be delivered in connection with resales of Registrable Securities.

(c) The Company shall (A) permit Investor and Legal Counsel an opportunity to review and comment upon each Registration Statement and all amendments and supplements thereto at least two (2) Business Days prior to its filing with the Commission and (B) shall reasonably consider any reasonable comments of the Investor and Legal Counsel on any such Registration Statement or amendment or supplement thereto or to any Prospectus contained therein. Investor shall use its reasonable best efforts to comment, and cause Legal Counsel to comment, upon any such Registration Statement or amendment or supplement thereto provided by the Company within one (1) Business Day of receipt. The Company shall promptly furnish to Legal Counsel, without charge, electronic copies of any correspondence from the Commission or the Staff to the Company or its representatives relating to each Registration Statement (which correspondence shall be redacted to exclude any material, non-public information regarding the Company or any of its Subsidiaries).

(d) Without limiting any obligation of the Company under the Purchase Agreement, the Company shall promptly furnish to the Investor, without charge, (i) after the same is prepared and filed with the Commission, at least one (1) electronic copy of each Registration Statement and any amendment(s) and supplement(s) thereto, including, without limitation, financial statements and schedules, all documents incorporated therein by reference, if requested by the Investor, all exhibits thereto, (ii) upon the effectiveness of each Registration Statement, one (1) electronic copy of the Prospectus included in such Registration Statement and all amendments and supplements thereto and (iii) such other documents, including, without limitation, copies of any final Prospectus and any Prospectus Supplement thereto, as the Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by the Investor; provided, however, the Company shall not be required to furnish any document (other than the Prospectus, which may be provided in .PDF format) to the Investor to the extent such document is available on EDGAR.

(e) The Company shall take such action as is reasonably necessary to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by the Investor of the Registrable Securities covered by a Registration Statement under such other securities or “Blue Sky” laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions, such amendments (including, without limitation, post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be reasonably necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and the Investor of the receipt by the Company of any written notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “Blue Sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

(f) The Company shall notify Legal Counsel and the Investor in writing of the happening of any event, as promptly as reasonably practicable after becoming aware of such event, as a result of which the Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, non-public information regarding the Company or any of its Subsidiaries), and, subject to Section 3(p), promptly prepare a supplement or amendment to such Registration Statement and such Prospectus contained therein to correct such untrue statement or omission and deliver one (1) electronic copy of such supplement or amendment to Legal Counsel and the Investor (or such other number of copies as Legal Counsel or the Investor may reasonably request). The Company shall also promptly notify Legal Counsel and the Investor in writing (i) when a Prospectus or any Prospectus Supplement or post-effective amendment has been filed, when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and the Investor by facsimile or e-mail on the same day of such effectiveness), (ii) of any request by the Commission for amendments or supplements to a Registration Statement or related Prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate. The Company shall respond as promptly as reasonably practicable to any comments received from the Commission with respect to a Registration Statement or any amendment thereto.

(g) The Company shall (i) use its commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement or the use of any Prospectus contained therein, or the suspension of the qualification, or the loss of an exemption from qualification, of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible time and (ii) notify Legal Counsel and the Investor of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding.

(h) The Company shall hold in confidence and not disclose information concerning the Investor provided to the Company unless (i) disclosure of such information is necessary to comply with applicable laws, including federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required to be disclosed in such Registration Statement pursuant to the Securities Act, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other Transaction Document. The Company agrees that it shall, upon learning that disclosure of such information concerning the Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Investor and allow the Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(i) Without limiting any obligation of the Company under the Purchase Agreement, the Company shall use its commercially reasonable efforts either to (i) cause all of the Registrable Securities covered by each Registration Statement to be listed on the Trading Market or (ii) secure designation and quotation of all of the Registrable Securities covered by each Registration Statement on another Eligible Market. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(i).

(j) The Company shall cooperate with the Investor and, to the extent applicable, facilitate the timely preparation and delivery of Registrable Securities, as DWAC Shares, to be offered pursuant to a Registration Statement and enable such DWAC Shares to be in such denominations or amounts (as the case may be) as the Investor may reasonably request from time to time and registered in such names as the Investor may request. Investor hereby agrees that it shall cooperate with the Company, its counsel and Transfer Agent in connection with any issuances of the DWAC Shares, and hereby represents, warrants and covenants to the Company that that it will resell such Shares only pursuant to the Registration Statement in which such DWAC Shares are included, in a manner described under the caption “Plan of Distribution” in such Registration Statement, and in a manner in compliance with all applicable U.S. federal and state securities laws, rules and regulations, including, without limitation, any applicable prospectus delivery requirements of the Securities Act. DWAC Shares shall be free from all restrictive legends may be transmitted by the Company’s transfer agent to the Investor by crediting an account at DTC as directed in writing by the Investor.

(k) Upon the written request of the Investor, the Company shall as soon as reasonably practicable after receipt of notice from the Investor and subject to Section 3(p) hereof, (i) incorporate in a Prospectus Supplement or post-effective amendment such information as the Investor reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such Prospectus Supplement or post-effective amendment after being notified of the matters to be incorporated in such Prospectus Supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement or Prospectus contained therein if reasonably requested by the Investor.

(l) The Company shall use its commercially reasonable efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary to consummate the disposition of such Registrable Securities.

(m) The Company shall make generally available to its security holders (which may be satisfied by making such information available on EDGAR) as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the applicable Effective Date of each Registration Statement.

(n) The Company shall otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission in connection with any registration hereunder.

(o) Within one (1) Business Day after each Registration Statement which covers Registrable Securities is declared effective by the Commission, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investor) confirmation that such Registration Statement has been declared effective by the Commission in the form attached hereto as Exhibit A.

(p) Notwithstanding anything to the contrary contained herein or in the Purchase Agreement (but subject to the last sentence of this Section 3(p)), at any time after the Effective Date of a particular Registration Statement, the Company may, upon written notice to the Investor, suspend the Investor’s use of any prospectus that is a part of any Registration Statement (in which event the Investor shall discontinue sales of the Registrable Securities pursuant to such Registration Statement contemplated by this Agreement, but shall settle any previously made sales of Registrable Securities) if the Company (x) is pursuing an acquisition, merger, tender offer, reorganization, disposition or other similar transaction and the Company determines in good faith that (A) the Company’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in such Registration Statement or other registration statement or (B) such transaction renders the Company unable to comply with Commission requirements, in each case under circumstances that would make it impractical or inadvisable to cause any Registration Statement (or such filings) to be used by Investor or to promptly amend or supplement any Registration Statement contemplated by this Agreement on a post effective basis, as applicable, or (y) has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of the Company, would materially adversely affect the Company (each, an “Allowable Grace Period”); provided, however, that in no event shall the Investor be suspended from selling Registrable Securities pursuant to any Registration Statement for a period that exceeds 20 consecutive Trading Days or an aggregate of 60 Trading Days in any 365-day period; and provided, further, the Company shall not effect any such suspension during (I) the first five (5) consecutive Trading Days after the Effective Date of the particular Registration Statement or (II) the six (6) consecutive Trading Day period commencing on each VWAP Purchase Exercise Date. Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice, but in any event within one Business Day of such disclosure or termination, to the Investor and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Securities as contemplated in this Agreement (including as set forth in the first sentence of Section 3(f) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable). Notwithstanding anything to the contrary contained in this Section 3(p), the Company shall cause its transfer agent to deliver DWAC Shares to a transferee of the Investor in accordance with the terms of the Purchase Agreement in connection with any sale of Registrable Securities with respect to which (i) the Company has made a sale to Investor and (ii) the Investor has entered into a contract for sale, and delivered a copy of the Prospectus included as part of the particular Registration Statement to the extent applicable, in each case prior to the Investor’s receipt of the notice of an Allowable Grace Period and for which the Investor has not yet settled.

4. Obligations of the Investor.

(a) At least five (5) Business Days prior to the first anticipated filing date of each Registration Statement (or such shorter period to which the parties agree), the Company shall notify the Investor in writing of the information the Company requires from the Investor with respect to such Registration Statement, and the Investor shall (i) promptly furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such Registrable Securities, as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities and (ii) promptly execute such documents in connection with such registration as the Company may reasonably request.

(b) The Investor agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of each Registration Statement hereunder.

(c) The Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(p) or the first sentence of 3(f), the Investor shall immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until the Investor’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(p) or the first sentence of Section 3(f) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary in this Section 4(c), the Company shall cause its transfer agent to deliver DWAC Shares to a transferee of the Investor in accordance with the terms of the Purchase Agreement in connection with any sale of Registrable Securities with respect to which the Investor has entered into a contract for sale prior to the Investor’s receipt of a notice from the Company of the happening of any event of the kind described in Section 3(p) or the first sentence of Section 3(f) and for which the Investor has not yet settled.

(d) The Investor covenants and agrees that it shall comply with the prospectus delivery and other requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement.

5. Expenses of Registration.

All reasonable expenses of the Company, other than sales or brokerage commissions (and, except as required under Section 10.1(i) of the Purchase Agreement, the fees and disbursements of counsel for the Investor), and other expenses of the Investor, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company, shall be paid by the Company.

6. Indemnification.

(a) In the event any Registrable Securities are included in any Registration Statement under this Agreement, to the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend the Investor, each of its directors, officers, shareholders, members, partners, employees, agents, advisors, representatives (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) and each Person, if any, who controls the Investor within the meaning of the

Securities Act or the Exchange Act and each of the directors, officers, shareholders, members, partners, employees, agents, advisors, representatives (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such controlling Persons (each, an “Investor Party” and collectively, the “Investor Parties”), against any losses, obligations, claims, damages, liabilities, contingencies, judgments, fines, penalties, charges, costs (including, without limitation, court costs, reasonable attorneys’ fees, costs of defense and investigation), amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) reasonably incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the Commission, whether pending or threatened, whether or not an Investor Party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “Blue Sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented) or in any Prospectus Supplement or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading (the matters in the foregoing clauses (i) and (ii) being, collectively, “Violations”). Subject to Section 6(c), the Company shall reimburse the Investor Parties, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Investor Party arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Investor Party for such Investor Party expressly for use in connection with the preparation of such Registration Statement, Prospectus or Prospectus Supplement or any such amendment thereof or supplement thereto (it being hereby acknowledged and agreed that the written information set forth on Exhibit C attached hereto is the only written information furnished to the Company by or on behalf of the Investor expressly for use in any Registration Statement, Prospectus or Prospectus Supplement); (ii) shall not be available to the Investor to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the Prospectus (as amended or supplemented) made available by the Company (to the extent applicable), including, without limitation, a corrected Prospectus, if such Prospectus (as amended or supplemented) or corrected Prospectus was timely made available by the Company pursuant to Section 3(d) and then only if, and to the extent that, following the receipt of the corrected Prospectus no grounds for such Claim would have existed; and (iii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Investor Party and shall survive the transfer of any of the Registrable Securities by the Investor pursuant to Section 9.

(b) In connection with any Registration Statement in which the Investor is participating, the Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each, a “Company Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case, to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information relating to the Investor furnished to the Company by the Investor expressly for use in connection with such Registration Statement, the Prospectus included therein or any Prospectus Supplement thereto (it being hereby acknowledged and agreed that the written information set forth on Exhibit C attached hereto is the only written information furnished to the Company by or on behalf of the Investor expressly for use in any Registration Statement, Prospectus or Prospectus Supplement); and, subject to Section 6(c) and the below provisos in this Section 6(b), the Investor shall reimburse a Company Party any legal or other expenses reasonably incurred by such Company Party in connection with investigating or defending any such Claim; provided, however, the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Investor, which consent shall not be unreasonably withheld or delayed; and provided, further that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to the Investor as a result of the applicable sale of Registrable Securities pursuant to such Registration Statement, Prospectus or Prospectus Supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Company Party and shall survive the transfer of any of the Registrable Securities by the Investor pursuant to Section 9.

(c) Promptly after receipt by an Investor Party or Company Party (as the case may be) under this Section 6 of notice of the commencement of any action or proceeding (including, without limitation, any governmental action or proceeding) involving a Claim, such Investor Party or Company Party (as the case may be) shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Investor Party or the Company Party (as the case may be); provided, however, an Investor Party or Company Party (as the case may be) shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the indemnifying party if: (i) the indemnifying party has agreed in writing to pay such fees and expenses; (ii) the indemnifying party shall have failed promptly to assume the defense of such Claim and to employ counsel reasonably satisfactory to such Investor Party or Company Party (as the case may be) in any such Claim; or (iii) the named parties to any such Claim (including, without limitation, any impleaded parties) include both such Investor Party or Company Party (as the case may be) and the indemnifying party, and such Investor Party or such Company Party (as the case may be) shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Investor Party or such Company Party and the indemnifying party (in which case, if such Investor Party or such Company Party (as the case may be) notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, then the indemnifying party shall not have the right to assume the defense thereof on behalf of the indemnified party and such counsel shall be at the expense of the indemnifying party, provided further that in the case of clause (iii) above the indemnifying party shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for all Investor Parties or Company Parties (as the case may be). The Company Party or Investor Party (as the case may be) shall reasonably cooperate with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Company Party or Investor Party (as the case may be) which relates to such action or Claim. The indemnifying party shall keep the Company Party or Investor Party (as the case may be) reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Company Party or Investor Party (as the case may be), consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Company Party or Investor Party (as the case may be) of a release from all liability in respect to such Claim or litigation, and such settlement shall not include any admission as to fault on the part of the Company Party. For the avoidance of doubt, the immediately preceding sentence shall apply to Sections 6(a) and 6(b) hereof. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Company Party or Investor Party (as the case may be) with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Investor Party or Company Party (as the case may be) under this Section 6, except to the extent that the indemnifying party is materially and adversely prejudiced in its ability to defend such action.

(d) No Person involved in the sale of Registrable Securities who is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to indemnification from any Person involved in such sale of Registrable Securities who is not guilty of fraudulent misrepresentation.

(e) The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred; provided that any Person receiving any payment pursuant to this Section 6 shall promptly reimburse the Person making such payment for the amount of such payment to the extent a court of competent jurisdiction determines that such Person receiving such payment was not entitled to such payment.

(f) The indemnity and contribution agreements contained herein shall be in addition to (i) any cause of action or similar right of the Company Party or Investor Party against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7. Contribution.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however: (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6 of this Agreement, (ii) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the amount of net proceeds received by such seller from the applicable sale of such Registrable Securities pursuant to such Registration Statement. Notwithstanding the provisions of this Section 7, the Investor shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by the Investor from the applicable sale of the Registrable Securities subject to the Claim exceeds the amount of any damages that the Investor has otherwise been required to pay, or would otherwise be required to pay under Section 6(b), by reason of such untrue or alleged untrue statement or omission or alleged omission.

8. Reports Under the Exchange Act.

With a view to making available to the Investor the benefits of Rule 144, the Company agrees to:

(a) use its reasonable best efforts to make and keep public information available, as those terms are understood and defined in Rule 144;

(b) use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit any of the Company’s obligations under the Purchase Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144;

(c) furnish to the Investor so long as the Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting, submission and posting requirements of Rule 144 and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company with the Commission if such reports are not publicly available via EDGAR, and (iii) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without registration; and

(d) take such additional action as is reasonably requested by the Investor to enable the Investor to sell the Registrable Securities pursuant to Rule 144, including, without limitation, delivering all such legal opinions, consents, certificates, resolutions and instructions to the Company’s Transfer Agent as may be reasonably requested from time to time by the Investor and otherwise fully cooperate with Investor and Investor’s broker to effect such sale of securities pursuant to Rule 144.

9. Assignment of Registration Rights.

Neither the Company nor the Investor shall assign this Agreement or any of their respective rights or obligations hereunder; provided, that any transaction, whether by merger, reorganization, restructuring, consolidation, financing or otherwise, whereby the Company remains the surviving entity immediately after such transaction shall not be deemed an assignment.

10. Amendment or Waiver.

No provision of this Agreement may be amended or waived by the parties from and after the date that is one (1) Trading Day immediately preceding the date on which the Initial Registration Statement is initially filed with the Commission. Subject to the immediately preceding sentence, no provision of this Agreement may be (i) amended other than by a written instrument signed by both parties hereto or (ii) waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

11. Miscellaneous.

(a) Solely for purposes of this Agreement, a Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from such record owner of such Registrable Securities.

(b) Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement shall be given in accordance with Section 10.4 of the Purchase Agreement.

(c) The Company and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that either party shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other party and to enforce specifically the terms and provisions hereof (without the necessity of showing economic loss and without any bond or other security being required), this being in addition to any other remedy to which either party may be entitled by law or equity.

(d) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e) The Transaction Documents set forth the entire agreement and understanding of the parties solely with respect to the subject matter thereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written, solely with respect to such matters. There are no promises, undertakings, representations or warranties by either party relative to the subject matter hereof not expressly set forth in the Transaction Documents. Notwithstanding anything in this Agreement to the contrary and without implication that the contrary would otherwise be true, nothing contained in this Agreement shall limit, modify or affect in any manner whatsoever (i) the conditions precedent to a VWAP Purchase contained in Article VII of the Purchase Agreement or (ii) any of the Company’s obligations under the Purchase Agreement (as it may be amended thereunder).

(f) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. This Agreement is not for the benefit of, nor may any provision hereof be enforced by, any Person, other than the parties hereto, their respective successors and the Persons referred to in Sections 6 and 7 hereof (and in such case, solely for the purposes set forth therein).

(g) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(h) This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file, including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, www.echosign.adobe.com, etc., shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

(i) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j) The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

12. Termination.

This Agreement shall terminate in its entirety upon the earlier of (i) the date on which the Investor shall have sold all the Registrable Securities and (ii) 180 days following the date of termination of the Purchase Agreement; provided, that the provisions of Sections 4, 6, 7, 9, 10 and 11 shall remain in full force and effect.

[Signature Pages Follow]

IN WITNESS WHEREOF, Investor, LMFAO and SeaStar Medical have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

LMFAO:

LMF ACQUISITION OPPORTUNITIES, INC.

By:	/s/ Richard Russell
Name:	Richard Russell
Title:	Chief Financial Officer

SEASTAR MEDICAL:

SEASTAR MEDICAL, INC.

By:	/s/ Eric Schlorff
Name:	Eric Schlorff
Title:	Chief Executive Officer

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, Investor, LMFAO and SeaStar Medical have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

THE INVESTOR:

TUMIM STONE CAPITAL LLC

By:	/s/ Maier Tarlow
Name: Maier Tarlow
Title: Manager on Behalf of the GP

[Signature Page to Registration Rights Agreement]

EXHIBIT A

FORM OF NOTICE OF EFFECTIVENESS

OF REGISTRATION STATEMENT

[NAME & ADDRESS]

Re:	SeaStar Medical Holding Corporation (f/k/a LMF Acquisition Opportunities, Inc.)

Ladies and Gentlemen:

We are counsel to SeaStar Medical Holding Corporation, a Delaware corporation (f/k/a LMF Acquisition Opportunities, Inc., a Delaware corporation) (the “Company”), and have represented the Company in connection with that certain Common Stock Purchase Agreement, dated August 23, 2022 (as it may be amended thereunder, the “Purchase Agreement”), entered into by and among the Company, SeaStar Medical, Inc. (“SeaStar Medical”) and the Investor named therein (the “Holder”) pursuant to which the Company will issue to the Holder from time to time shares of the Company’s common stock, par value $0.0001 per share (the ”Common Stock”). Pursuant to the Purchase Agreement, the Company and SeaStar Medical also have entered into a Registration Rights Agreement, dated August 23, 2022, with the Holder (the “Registration Rights Agreement”), pursuant to which the Company agreed, among other things, to register the offer and sale by the Holder of the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the Company’s obligations under the Registration Rights Agreement, on [•], 202[•], the Company filed a Registration Statement on Form S-1 (File No. 333-[•]) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) relating to the Registrable Securities which names the Holder as an underwriter and a selling stockholder thereunder.

In connection with the foregoing, based solely on our review of the Commission’s EDGAR website, we advise you that the Registration Statement became effective under the Securities Act on [____, 20__]. In addition, based solely on our review of the information made available by the Commission at http://www.sec.gov/litigation/stoporders.shtml, we confirm that the Commission has not issued any stop order suspending the effectiveness of the Registration Statement. To our knowledge, based solely on our participation in the conferences mentioned above regarding the Registration Statement and our review of the information made available by the Commission at http://www.sec.gov/litigation/stoporders.shtml, no proceedings for that purpose are pending or have been instituted or threatened by the Commission.

This opinion letter is limited to the federal securities laws of the United States of America. We express no opinion as to matters relating to state securities laws or Blue Sky laws.

We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinion and statements expressed above, including any changes in applicable law that may hereafter occur.

This opinion letter is being delivered solely for the benefit of the person to whom it is addressed; accordingly, it may not be quoted, filed with any governmental authority or other regulatory agency or otherwise circulated or utilized for any purposes without our prior written consent.

Very truly yours,

[ISSUER’S COUNSEL]

By:

cc: Tumim Stone Capital LLC

EXHIBIT B

SELLING STOCKHOLDER

This prospectus relates to the possible resale from time to time by Tumim Stone Capital of any or all of the shares of common stock that may be issued by us to Tumim Stone Capital under the Purchase Agreement. For additional information regarding the issuance of common stock covered by this prospectus, see the section titled “Tumim Stone Capital Committed Equity Financing” above. We are registering the shares of common stock pursuant to the provisions of the Registration Rights Agreement we entered into with Tumim Stone Capital on August 23, 2022 in order to permit the selling stockholder to offer the shares for resale from time to time. Except for the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement, Tumim Stone Capital has not had any material relationship with us within the past three years. As used in this prospectus, the term “selling stockholder” means Tumim Stone Capital LLC.

The table below presents information regarding the selling stockholder and the shares of common stock that may be resold by the selling stockholder from time to time under this prospectus. This table is prepared based on information supplied to us by the selling stockholder, and reflects holdings as of [•], 202[•]. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of common stock being offered for resale by the selling stockholder under this prospectus. The selling stockholder may sell some, all or none of the shares being offered for resale in this offering. We do not know how long the selling stockholder will hold the shares before selling them, and we are not aware of any existing arrangements between the selling stockholder and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our common stock being offered for resale by this prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of common stock with respect to which the selling stockholder has sole or shared voting or investment power, or the right to acquire sole or shard voting or investment power within sixty days. The percentage of shares of common stock beneficially owned by the selling stockholder prior to the offering shown in the table below is based on an aggregate of [•] shares of our common stock outstanding on [•], 202[•]. Because the purchase price of the shares of common stock issuable under the Purchase Agreement is determined during the applicable VWAP Purchase Valuation Period for a VWAP Purchase, the number of shares that may actually be sold by the Company under the Purchase Agreement may be fewer than the number of shares being offered by this prospectus. The fourth column assumes the resale by the selling stockholder of all of the shares of common stock being offered for resale pursuant to this prospectus.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering				Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus		Number of Shares of Common Stock Owned After Offering
	Number(1)		Percent(2)				Number(3)		Percent(2)
Tumim Stone Capital LLC(4)	[	•]	[	•]	[	•]	[	•]	[	•]

(1)

This number represents the [•] shares of common stock we issued to Tumim Stone Capital on [•], 2022 as Commitment Shares in consideration for entering into the Purchase Agreement, as amended, with us. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares that Tumim Stone Capital may be required to purchase under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of Tumim Stone Capital’s control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, the VWAP Purchases of common stock are subject to certain agreed upon maximum amount limitations set forth in the Purchase Agreement. Also, the Purchase Agreement prohibits us from issuing and selling any shares of our common stock to Tumim Stone Capital to the extent such shares, when aggregated with all other shares of our common stock then beneficially owned by Tumim Stone Capital, would cause Tumim Stone Capital’s beneficial ownership of our common stock to exceed the 4.99% Beneficial Ownership Cap. The Purchase Agreement also prohibits us from issuing or selling shares of our common stock under the Purchase Agreement in excess of the 19.99% Exchange Cap, unless we obtain stockholder approval to do so, or unless the average price per share paid by Tumim Stone Capital for all shares of common stock purchased by Tumim Stone Capital under the Purchase Agreement equals or exceeds $[•] per share, in which case the Exchange Cap limitation would no longer apply under applicable Nasdaq rules. Neither the Beneficial Ownership Limitation nor the Exchange Cap (to the extent applicable under Nasdaq rules) may be amended or waived under the Purchase Agreement.

(2)	Applicable percentage ownership is based on [•] shares of our common stock outstanding as of [•], 202[•].
(3)	Assumes the sale of all shares of common stock being offered pursuant to this prospectus.
(4)

The business address of Tumim Stone Capital LLC is 140 Broadway, 38th Floor, New York, NY 10005. Tumim Stone Capital LLC’s principal business is that of a private investor. Maier Joshua Tarlow is the manager of 3i Management, LLC, the general partner of 3i, LP, which is the sole member of Tumim Stone Capital, LLC, and has sole voting control and investment discretion over securities beneficially owned directly by Tumim Stone Capital LLC and indirectly by 3i Management, LLC and 3i, LP. 3i Management, LLC is also the manager of Tumim Stone Capital LLC. We have been advised that none of Mr. Tarlow, 3i Management, LLC, 3i, LP or Tumim Stone Capital LLC is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer. The foregoing should not be construed in and of itself as an admission by Mr. Tarlow as to beneficial ownership of the securities beneficially owned directly by Tumim Stone Capital LLC and indirectly by 3i Management, LLC and 3i, LP.

PLAN OF DISTRIBUTION

The shares of common stock offered by this prospectus are being offered by the selling stockholder, Tumim Stone Capital LLC. The shares may be sold or distributed from time to time by the selling stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the ordinary shares offered by this prospectus could be effected in one or more of the following methods:

•	ordinary brokers’ transactions;

•	transactions involving cross or block trades;

•	through brokers, dealers, or underwriters who may act solely as agents;

•	“at the market” into an existing market for the ordinary shares;

•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

•	in privately negotiated transactions; or

•	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

Tumim Stone Capital is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Tumim Stone Capital has informed us that it intends to use one or more registered broker-dealers to effectuate all sales, if any, of our common stock that it has acquired and may in the future acquire from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Tumim Stone Capital has informed us that each such broker-dealer will receive commissions from Tumim Stone Capital that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares of our common stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the selling stockholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our common stock sold by the selling stockholder may be less than or in excess of customary commissions. Neither we nor the selling stockholder can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our common stock sold by the selling stockholder.

We know of no existing arrangements between the selling stockholder or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our common stock offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the selling stockholder, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares by the selling stockholder, any compensation paid by the selling stockholder to any such brokers, dealers, underwriters or agents, and any other required information.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our common stock covered by this prospectus by the selling stockholder. As consideration for its irrevocable commitment to purchase our common stock under the Purchase Agreement, on the Closing Date under the Purchase Agreement we issued to Tumim Stone Capital [•] shares of our common stock as Commitment Shares. We also paid $75,000 in cash to Tumim Stone Capital as reimbursement for the fees and disbursements of its counsel in connection with the transactions contemplated by the Purchase Agreement.

We also have agreed to indemnify Tumim Stone Capital and certain other persons against certain liabilities in connection with the offering of shares of our common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Tumim Stone Capital has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Tumim Stone Capital specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

We estimate that the total expenses for the offering will be approximately $[•].

Tumim Stone Capital has agreed that during the term of the Purchase Agreement, neither Tumim Stone Capital nor any of its affiliates nor any entity managed or controlled by Tumim Stone Capital shall, directly or indirectly, (i) engage in or effect any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or (ii) execute any stock pledge, forward sales contract, option, put, call, swap or similar hedging arrangement (including on a total return basis), which establishes a net short position with respect to our common stock.

We have advised the selling stockholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

We have entered into an agreement with Maxim Group LLC, or Maxim Group, a registered broker-dealer and member of the Financial Industry Regulatory Authority, Inc., or FINRA, dated [•], 2022, pursuant to which Maxim Group agreed to act as the placement agent in connection with the transactions contemplated by the Purchase Agreement with the Investor, or the Placement Agent Engagement Agreement. Pursuant to the Placement Agent Engagement Agreement, we have agreed to pay Maxim Group a placement fee of $[•], representing [•]% of Tumim’s $100,000,000 total commitment under the Purchase Agreement. Maxim Group shall not be entitled to any other compensation upon the closing of any subsequent stock sales effected pursuant to the Purchase Agreement. We have also agreed to provide indemnification and contribution to Maxim Group with respect to certain civil liabilities, including liabilities under the Securities Act.

This offering will terminate on the date that all shares of our common stock offered by this prospectus have been sold by the selling stockholder.

Our common stock is currently listed on The Nasdaq Capital Market under the symbol “ICU”.

EXHIBIT C

The business address of Tumim Stone Capital LLC is 140 Broadway, 38th Floor, New York, NY 10005. Tumim Stone Capital LLC’s principal business is that of a private investor. Maier Joshua Tarlow is the manager of 3i Management, LLC, the general partner of 3i, LP, which is the sole member of Tumim Stone Capital, LLC, and has sole voting control and investment discretion over securities beneficially owned directly by Tumim Stone Capital LLC and indirectly by 3i Management, LLC and 3i, LP. 3i Management, LLC is also the manager of Tumim Stone Capital LLC. None of Mr. Tarlow, 3i Management, LLC, 3i, LP or Tumim Stone Capital LLC is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer. The foregoing should not be construed in and of itself as an admission by Mr. Tarlow as to beneficial ownership of the securities beneficially owned directly by Tumim Stone Capital LLC and indirectly by 3i Management, LLC and 3i, LP.